Exhibit 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended June 30, 2017 and 2017, March 31, 2017 and 2016
and the Six-Month Periods Ended June 30, 2017 and 2016

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Second Quarter 2017
Composite Materials	$273.8	$69.0	$54.5	$397.3
Engineered Products	75.2	18.8	-	94.0
Total	$349.0	$87.8	$54.5	$491.3
	71%	18%	11%	100%

First Quarter 2017
Composite Materials	$269.5	$63.2	$54.8	$387.5
Engineered Products	77.7	13.5	0.1	91.3
Total	$347.2	$76.7	$54.9	$478.8
	73%	16%	11%	100%

Second Quarter 2016
Composite Materials	$288.0	$65.0	$72.3	$425.3
Engineered Products	80.5	16.8	-	97.3
Total	$368.5	$81.8	$72.3	$522.6
	70%	16%	14%	100%

First Quarter 2016
Composite Materials	$264.3	$63.4	$68.1	$395.8
Engineered Products	86.0	15.9	-	101.9
Total	$350.3	$79.3	$68.1	$497.7
	70%	16%	14%	100%

Year to date June 30, 2017
Composite Materials	$543.3	$132.2	$109.3	$784.8
Engineered Products	152.9	32.3	0.1	185.3
Total	$696.2	$164.5	$109.4	$970.1
	72%	17%	11%	100%

Year to date June 30, 2016
Composite Materials	$552.3	$128.4	$140.4	$821.1
Engineered Products	166.5	32.7	-	199.2
Total	$718.8	$161.1	$140.4	$1,020.3
	70%	16%	14%	100%